Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2019 RESULTS;
QUARTERLY DIVIDEND OF $0.58 PER SHARE

	Third Quarter 2019 Results				2019 Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q3 2018		vs. Q3 2018		vs. YTD 2018		vs. YTD 2018
Net Revenues ($ millions)	$402.2	5%	$408.5	6%	$1,348.6	4%	$1,364.2	4%
Operating Income ($ millions)	$70.3	(6%)	$84.8	(3%)	$281.0	(4%)	$319.0	(3%)
Net Income Attributable to Evercore Inc. ($ millions)	$43.3	(13%)	$60.5	(4%)	$192.3	(10%)	$243.2	(6%)
Diluted Earnings Per Share	$1.01	(6%)	$1.26	2%	$4.43	(6%)	$4.99	(3%)
Operating Margin	17.5%	(206) bps	20.8%	(180) bps	20.8%	(173) bps	23.4%	(167) bps

Business and Financial Highlights	■	Record first nine months Net Revenues on both a U.S. GAAP and an Adjusted basis
	■	Advisory Revenues increased 5% for the third quarter and 4% for the first nine months on both a U.S. GAAP and an Adjusted basis versus the prior year
	■	Advised on four of the five largest transactions to date in 2019
■
Evercore ISI ranked as the top independent research firm (#2 on a weighted basis and #4 overall among all firms) in the Institutional Investor All-America Equity Research team rankings for the sixth consecutive year

	■	Announced opening of Israel office

Talent	■
Four Advisory Senior Managing Directors joined Evercore in the third quarter, expanding our coverage of Financial Sponsors and the Retail sector and strengthening our global presence in Canada and Israel. Seven Advisory Senior Managing Directors have joined during 2019, increasing the Advisory SMD team to 111

	■	Evercore ISI added a Senior Managing Director focused on U.S. Public Policy and Political Strategy Research

Capital Structure	■
Completed private placement offering of approximately $206 million aggregate principal amount of unsecured Senior Notes, the proceeds of which will be used to fund investments in our business, including facilities and technology, and for other general corporate purposes

Capital Return	■	Quarterly dividend of $0.58 per share
	■	$336.5 million returned to shareholders for the first nine months through dividends and repurchases of 3.0 million shares at an average price of $84.22

NEW YORK, October 23, 2019 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2019.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"We had balanced contributions across the broad range of our capabilities for the quarter, including strategic advisory, restructuring, capital advisory and equities, delivering steady growth in revenues for both the quarter and for the year to date. We continue to invest in our business, raising capital to invest in the growth of our business and to provide financial flexibility, and recruiting seasoned bankers and research analysts to better serve our growing base of clients," said Ralph Schlosstein, President and Chief Executive Officer. "Our steady performance allowed us to return more than $336 million of capital to our investors for the first nine months of the year and to shrink our outstanding shares by 5% versus the same quarter one year ago."

John S. Weinberg, Executive Chairman
"Our consistent focus on clients is recognized in the marketplace. We are pleased to advise clients on four of the five largest transactions year to date and to have once again been recognized by Institutional Investor as the top ranked independent firm in U.S. equity research," said John S. Weinberg, Executive Chairman.

Roger C. Altman, Founder and Senior Chairman
"While there has been a certain softening in global transaction volumes, and a lesser weakness in U.S. levels, the underlying fundamentals for the M&A market remain solid. Moreover, Evercore’s backlog remains strong, and we continue to gain market share," said Roger C. Altman, Founder and Senior Chairman.

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands, except per share data)
Net Revenues	$402,198	$381,259	5%	$1,348,571	$1,293,299	4%
Operating Income(1)	$70,344	$74,540	(6%)	$280,988	$291,871	(4%)
Net Income Attributable to Evercore Inc.	$43,278	$49,461	(13%)	$192,252	$213,935	(10%)
Diluted Earnings Per Share	$1.01	$1.08	(6%)	$4.43	$4.70	(6%)
Compensation Ratio	60.1%	59.1%		59.6%	59.3%
Operating Margin	17.5%	19.6%		20.8%	22.6%
Effective Tax Rate	28.0%	22.8%		20.9%	16.1%
Trailing Twelve Month Compensation Ratio	58.2%	56.7%

(1) Operating Income for the three and nine months ended September 30, 2019 includes Special Charges of $1.0 million and $3.1 million, respectively, recognized in the Investment Banking segment. Operating Income for the three and nine months ended September 30, 2018 includes Special Charges of $2.0 million and $3.9 million, respectively, recognized in the Investment Banking segment.

Net Revenues
For the three months ended September 30, 2019, Net Revenues of $402.2 million increased 5% versus the three months ended September 30, 2018, primarily driven by an increase in Advisory Fees. For the nine months ended September 30, 2019, Net Revenues of $1.3 billion increased 4% compared to the nine months ended September 30, 2018, primarily driven by an increase in Advisory Fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation Ratio
For the three months ended September 30, 2019, the compensation ratio was 60.1% versus 59.1% for the three months ended September 30, 2018. For the nine months ended September 30, 2019, the compensation ratio was 59.6% versus 59.3% for the nine months ended September 30, 2018. The compensation ratio for the three and nine months ended September 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation, including that associated with recruiting senior talent in prior years. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended September 30, 2019, Operating Income of $70.3 million decreased 6% versus the three months ended September 30, 2018, primarily driven by an increase in compensation and non-compensation costs. For the nine months ended September 30, 2019, Operating Income of $281.0 million decreased 4% versus the nine months ended September 30, 2018, primarily driven by an increase in compensation and non-compensation costs. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended September 30, 2019, the effective tax rate was 28.0% versus 22.8% for the three months ended September 30, 2018. For the nine months ended September 30, 2019, the effective tax rate was 20.9% versus 16.1% for the nine months ended September 30, 2018. The effective tax rate is impacted by the non-deductible treatment of compensation associated with Evercore LP Units, as well as the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Net Income and Earnings Per Share
For the three months ended September 30, 2019, Net Income Attributable to Evercore Inc. and Earnings Per Share of $43.3 million and $1.01, respectively, decreased 13% and 6%, respectively, versus the three months ended September 30, 2018, principally driven by an increase in compensation and non-compensation costs and by a higher effective tax rate.

For the nine months ended September 30, 2019, Net Income Attributable to Evercore Inc. and Earnings Per Share of $192.3 million and $4.43, respectively, decreased 10% and 6%, respectively, versus the nine months ended September 30, 2018, principally driven by an increase in compensation and non-compensation costs and by a higher effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands, except per share data)
Net Revenues	$408,546	$385,857	6%	$1,364,151	$1,307,002	4%
Operating Income	$84,809	$87,026	(3%)	$318,960	$327,400	(3%)
Net Income Attributable to Evercore Inc.	$60,473	$62,768	(4%)	$243,169	$259,749	(6%)
Diluted Earnings Per Share	$1.26	$1.23	2%	$4.99	$5.13	(3%)
Compensation Ratio	58.0%	57.5%		58.0%	57.8%
Operating Margin	20.8%	22.6%		23.4%	25.0%
Effective Tax Rate	24.9%	24.2%		20.9%	17.6%
Trailing Twelve Month Compensation Ratio	56.9%	57.3%

Adjusted Net Revenues
For the three months ended September 30, 2019, Adjusted Net Revenues of $408.5 million increased 6% versus the three months ended September 30, 2018, primarily driven by an increase in Advisory Fees. For the nine months ended September 30, 2019, Adjusted Net Revenues of $1.4 billion increased 4% compared to the nine months ended September 30, 2018, primarily driven by an increase in Advisory Fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three months ended September 30, 2019, the Adjusted compensation ratio was 58.0% versus 57.5% for the three months ended September 30, 2018. For the nine months ended September 30, 2019, the Adjusted compensation ratio was 58.0% versus 57.8% for the nine months ended September 30, 2018. The Adjusted compensation ratio for the three and nine months ended September 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation, including that associated with recruiting senior talent in prior years. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended September 30, 2019, Adjusted Operating Income of $84.8 million decreased 3% compared to the three months ended September 30, 2018, primarily driven by an increase in compensation and non-compensation costs. For the nine months ended September 30, 2019, Adjusted Operating Income of $319.0 million decreased 3% versus the nine months ended September 30, 2018, principally driven by an increase in compensation and non-compensation costs. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended September 30, 2019, the Adjusted effective tax rate was 24.9% versus 24.2% for the three months ended September 30, 2018. For the nine months ended September 30, 2019, the Adjusted effective tax rate was 20.9% versus 17.6% for the nine months ended September 30, 2018. The Adjusted effective tax rate is impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price.

Adjusted Net Income and Earnings Per Share
For the three months ended September 30, 2019, Adjusted Net Income Attributable to Evercore Inc. of $60.5 million decreased 4% versus the three months ended September 30, 2018, principally driven by an increase in compensation and non-compensation costs. For the three months ended September 30, 2019, Adjusted Earnings Per Share of $1.26 increased 2% versus the three months ended September 30, 2018, principally driven by a decrease in Adjusted share count, partially offset by an increase in compensation and non-compensation costs.

For the nine months ended September 30, 2019, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $243.2 million and $4.99, respectively, decreased 6% and 3%, respectively, versus the nine months ended September 30, 2018, principally driven by an increase in compensation and non-compensation costs and by a higher effective tax rate.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and nine months ended September 30, 2019 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2019 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2019 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2019 relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2019 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2018 are included in Annex I, pages A-2 to A-11.

Reclassifications:

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore's website at www.evercore.com.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees	$320,885	$305,949	5%	$1,090,309	$1,047,259	4%
Underwriting Fees	17,598	11,440	54%	61,428	62,784	(2%)
Commissions and Related Fees	46,820	45,337	3%	137,417	139,447	(1%)
Other Revenue, net	2,709	4,108	(34%)	16,432	3,219	410%
Net Revenues	388,012	366,834	6%	1,305,586	1,252,709	4%

Expenses:
Employee Compensation and Benefits	233,078	217,471	7%	778,078	743,152	5%
Non-compensation Costs	85,507	76,259	12%	249,904	221,418	13%
Special Charges	1,029	1,967	(48%)	3,087	3,864	(20%)
Total Expenses	319,614	295,697	8%	1,031,069	968,434	6%

Operating Income	$68,398	$71,137	(4%)	$274,517	$284,275	(3%)

Compensation Ratio	60.1%	59.3%		59.6%	59.3%
Non-compensation Ratio	22.0%	20.8%		19.1%	17.7%
Operating Margin	17.6%	19.4%		21.0%	22.7%

Total Number of Fees from Advisory Client Transactions(1)	213	196	9%	489	458	7%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(1)	74	62	19%	223	210	6%

(1) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended September 30, 2019, fees from Advisory services increased 5% versus the three months ended September 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $17.6 million for the three months ended September 30, 2019 increased 54% versus the three months ended September 30, 2018. We participated in 18 underwriting transactions during the three months ended September 30, 2019 (vs. 12 in Q3 2018); 10 as a bookrunner (vs. 6 in Q3 2018). Commissions and Related Fees for the three months ended September 30, 2019 increased 3% versus the three months ended September 30, 2018.

During the nine months ended September 30, 2019, fees from Advisory services increased 4% versus the nine months ended September 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $61.4 million for the nine months ended September 30, 2019 decreased 2% versus the nine months ended September 30, 2018. We participated in 57 underwriting transactions during the nine months ended September 30, 2019 (vs. 43 in 2018); 37 as a bookrunner (vs. 31 in 2018). Commissions and Related Fees for the nine months ended September 30, 2019 decreased 1% from the nine months ended September 30, 2018.

Other Revenue, net, for the nine months ended September 30, 2019, increased versus the nine months ended September 30, 2018, primarily reflecting gains on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Expenses

Compensation costs were $233.1 million for the three months ended September 30, 2019, an increase of 7% from the third quarter of last year. The compensation ratio was 60.1% for the three months ended September 30, 2019, compared to 59.3% for the three months ended September 30, 2018. Compensation costs were $778.1 million for the nine months ended September 30, 2019, an increase of 5% compared to the nine months ended September 30, 2018. The compensation ratio was 59.6% for the nine months ended September 30, 2019, compared to 59.3% for the nine months ended September 30, 2018. The compensation ratio for the three and nine months ended September 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation, including that associated with recruiting senior talent in prior years.

Non-compensation Costs for the three months ended September 30, 2019 were $85.5 million, an increase of 12% compared to the third quarter of last year. The increase in Non-compensation Costs versus last year reflects the addition of personnel and increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, increased costs related to technology initiatives and increased professional fees. Non-compensation Costs for the three months ended September 30, 2019 also include acquisition and transition costs of $0.2 million. The ratio of Non-compensation Costs to Net Revenues for the three months ended September 30, 2019 of 22.0% increased from 20.8% for the third quarter of last year, primarily driven by higher occupancy costs and professional fees in 2019. Non-compensation Costs for the nine months ended September 30, 2019 were $249.9 million, reflecting an increase of 13% from the nine months ended September 30, 2018. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, increased costs related to technology initiatives and increased professional fees. In addition, the increase in Non-compensation Costs versus last year also reflects an increase in client related expenses which are subject to reimbursement from clients currently and in future periods. The level of these costs was elevated during the period, as deal activity remained high. Non-compensation Costs for the nine months ended September 30, 2019 also include acquisition and transition costs of $0.2 million. The ratio of Non-compensation Costs to Net Revenues for the nine months ended September 30, 2019 of 19.1% increased from 17.7% for the nine months ended September 30, 2018, primarily driven by higher occupancy costs in 2019.

Special Charges for the three and nine months ended September 30, 2019 reflect the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the three months ended September 30, 2018 reflect separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the nine months ended September 30, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

Investment Management

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$12,650	$12,678	—%	$37,452	$36,603	2%
Other Revenue, net	1,536	1,747	(12%)	5,533	3,987	39%
Net Revenues	14,186	14,425	(2%)	42,985	40,590	6%

Expenses:
Employee Compensation and Benefits	8,624	7,981	8%	25,579	23,385	9%
Non-compensation costs	3,616	3,041	19%	10,935	9,609	14%
Total Expenses	12,240	11,022	11%	36,514	32,994	11%

Operating Income	$1,946	$3,403	(43%)	$6,471	$7,596	(15%)

Compensation Ratio	60.8%	55.3%		59.5%	57.6%
Non-compensation Ratio	25.5%	21.1%		25.4%	23.7%
Operating Margin	13.7%	23.6%		15.1%	18.7%

Assets Under Management (in millions)(1)(2)	$10,256	$9,896	4%	$10,256	$9,896	4%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
(2) Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $318.5 million and $171.2 million as of September 30, 2019 and 2018, respectively.

Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$12,155	$11,560	5%	$35,408	$33,826	5%
Institutional Asset Management	495	1,118	(56%)	2,044	2,777	(26%)
Total Asset Management and Administration Fees	$12,650	$12,678	—%	$37,452	$36,603	2%

Asset Management and Administration Fees of $12.7 million for the three months ended September 30, 2019 were flat compared to the third quarter of last year. Fees from Wealth Management clients increased 5%, as associated AUM increased 7%.

Asset Management and Administration Fees of $37.5 million for the nine months ended September 30, 2019 increased 2% compared to the nine months ended September 30, 2018. Fees from Wealth Management clients increased 5%, as associated AUM increased 7%.

Expenses

Investment Management's expenses for the three months ended September 30, 2019 were $12.2 million, an increase of 11% compared to the third quarter of last year, due to an increase in both compensation and non-compensation costs. Non-compensation Costs for the three months ended September 30, 2019 include acquisition and transition costs of $0.2 million. Investment Management's expenses for the nine months ended September 30, 2019 were $36.5 million, an increase of 11% compared to the nine months ended September 30, 2018, due to an increase in both compensation and non-compensation costs. Non-compensation Costs for the nine months ended September 30, 2019 include acquisition and transition costs of $0.3 million.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-11 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$321,167	$305,949	5%	$1,091,065	$1,047,556	4%
Underwriting Fees	17,598	11,440	54%	61,428	62,784	(2%)
Commissions and Related Fees	46,820	45,337	3%	137,417	139,447	(1%)
Other Revenue, net	6,495	6,408	1%	24,786	10,080	146%
Net Revenues	392,080	369,134	6%	1,314,696	1,259,867	4%

Expenses:
Employee Compensation and Benefits	228,527	213,707	7%	765,732	731,682	5%
Non-compensation Costs	83,170	74,102	12%	243,253	214,947	13%
Total Expenses	311,697	287,809	8%	1,008,985	946,629	7%

Operating Income	$80,383	$81,325	(1%)	$305,711	$313,238	(2%)

Compensation Ratio	58.3%	57.9%		58.2%	58.1%
Non-compensation Ratio	21.2%	20.1%		18.5%	17.1%
Operating Margin	20.5%	22.0%		23.3%	24.9%

Total Number of Fees from Advisory Client Transactions(2)	213	196	9%	489	458	7%
Investment Banking Fees of at Least $1 million from Advisory Client Transactions(2)	74	62	19%	223	210	6%

(1) Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity investment in Luminis of $282 and $756 for the three and nine months ended September 30, 2019, respectively, and $297 for the nine months ended September 30, 2018.

(2) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended September 30, 2019, fees from Advisory services increased 5% versus the three months ended September 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $17.6 million for the three months ended September 30, 2019 increased 54% versus the three months ended September 30, 2018. We participated in 18 underwriting transactions during the three months ended September 30, 2019 (vs. 12 in Q3 2018); 10 as a bookrunner (vs. 6 in Q3 2018). Commissions and Related Fees for the three months ended September 30, 2019 increased 3% versus the three months ended September 30, 2018.

During the nine months ended September 30, 2019, fees from Advisory services increased 4% versus the nine months ended September 30, 2018, reflecting an increase in the number and size of Advisory fees. Underwriting Fees of $61.4 million for the nine months ended September 30, 2019 decreased 2% versus the nine months ended September 30, 2018. We participated in 57 underwriting transactions during the nine months ended September 30, 2019 (vs. 43 in 2018); 37 as a bookrunner (vs. 31 in 2018). Commissions and

Related Fees for the nine months ended September 30, 2019 decreased 1% from the nine months ended September 30, 2018.

Other Revenue, net, for the nine months ended September 30, 2019 increased versus the nine months ended September 30, 2018, primarily reflecting gains on the investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

Adjusted compensation costs were $228.5 million for the three months ended September 30, 2019, an increase of 7% from the third quarter of last year. The Adjusted compensation ratio was 58.3% for the three months ended September 30, 2019, compared to 57.9% for the three months ended September 30, 2018. Adjusted compensation costs were $765.7 million for the nine months ended September 30, 2019, an increase of 5% compared to the nine months ended September 30, 2018. The Adjusted compensation ratio was 58.2% for the nine months ended September 30, 2019, compared to 58.1% for the nine months ended September 30, 2018. The Adjusted compensation ratio for the three and nine months ended September 30, 2019 reflects the elevated level of expense associated with the significant investment in Advisory talent, as well as increased expense from deferred compensation, including that associated with recruiting senior talent in prior years.

Adjusted Non-compensation Costs for the three months ended September 30, 2019 were $83.2 million, an increase of 12% from the third quarter of last year. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel and increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, increased costs related to technology initiatives and increased professional fees. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the three months ended September 30, 2019 of 21.2% increased from 20.1% for the third quarter of last year, primarily driven by higher occupancy costs and professional fees in 2019. Adjusted Non-compensation Costs for the nine months ended September 30, 2019 were $243.3 million, an increase of 13% from the nine months ended September 30, 2018. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs, principally related to higher expenses associated with the expansion of our headquarters in New York, increased costs related to technology initiatives and increased professional fees. In addition, the increase in Adjusted Non-compensation Costs versus last year also reflects an increase in client related expenses which are subject to reimbursement from clients currently and in future periods. The level of these costs was elevated during the period, as deal activity remained high. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the nine months ended September 30, 2019 of 18.5% increased from 17.1% for the nine months ended September 30, 2018, primarily driven by higher occupancy costs in 2019.

Investment Management

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees	$14,930	$14,976	—%	$43,922	$43,148	2%
Other Revenue, net	1,536	1,747	(12%)	5,533	3,987	39%
Net Revenues	16,466	16,723	(2%)	49,455	47,135	5%

Expenses:
Employee Compensation and Benefits	8,624	7,981	8%	25,579	23,385	9%
Non-compensation Costs	3,416	3,041	12%	10,627	9,588	11%
Total Expenses	12,040	11,022	9%	36,206	32,973	10%

Operating Income	$4,426	$5,701	(22%)	$13,249	$14,162	(6%)

Compensation Ratio	52.4%	47.7%		51.7%	49.6%
Non-compensation Ratio	20.7%	18.2%		21.5%	20.3%
Operating Margin	26.9%	34.1%		26.8%	30.0%

Assets Under Management (in millions)(1)(2)	$10,256	$9,896	4%	$10,256	$9,896	4%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
(2) Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $318.5 million and $171.2 million as of September 30, 2019 and 2018, respectively.

Adjusted Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2019	September 30, 2018	% Change	September 30, 2019	September 30, 2018	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$12,155	$11,560	5%	$35,408	$33,826	5%
Institutional Asset Management	495	1,118	(56%)	2,044	2,777	(26%)
Equity in Earnings of Affiliates(1)	2,280	2,298	(1%)	6,470	6,545	(1%)
Total Asset Management and Administration Fees	$14,930	$14,976	—%	$43,922	$43,148	2%

(1) Equity in ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

Adjusted Asset Management and Administration Fees of $14.9 million for the three months ended September 30, 2019 were flat compared to the third quarter of last year. Fees from Wealth Management clients increased 5%, as associated AUM increased 7%.

Equity in Earnings of Affiliates of $2.3 million for the three months ended September 30, 2019 decreased 1% relative to the third quarter of last year, driven principally by lower income earned in the third quarter of 2019 by ABS.

Adjusted Asset Management and Administration Fees of $43.9 million for the nine months ended September 30, 2019 increased 2% compared to the nine months ended September 30, 2018. Fees from Wealth Management clients increased 5%, as associated AUM increased 7%.

Equity in Earnings of Affiliates of $6.5 million for the nine months ended September 30, 2019 decreased 1% relative to the nine months ended September 30, 2018, driven principally by lower income earned by ABS in 2019.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended September 30, 2019 were $12.0 million, an increase of 9% compared to the third quarter of last year, due to an increase in both compensation and non-compensation costs. Investment Management's Adjusted expenses for the nine months ended September 30, 2019 were $36.2 million, an increase of 10% compared to the nine months ended September 30, 2018, due to an increase in both compensation and non-compensation costs.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash and cash equivalents of $304.7 million and investment securities (including certificates of deposit purchased with proceeds from the private placement offering that closed in the third quarter of 2019) of $620.1 million at September 30, 2019. Current assets exceed current liabilities by $894.4 million at September 30, 2019. Amounts due related to the Long-Term Notes Payable were $372.5 million at September 30, 2019.

The Company adopted the new accounting guidance on leases under ASU 2016-02 during the first quarter of 2019, which replaced legacy lease guidance. This resulted in the recognition of $226.9 million of lease liabilities on the balance sheet as of September 30, 2019, along with associated right-of-use assets.

Capital Transactions

On October 22, 2019, the Board of Directors of Evercore declared a quarterly dividend of $0.58 per share to be paid on December 13, 2019 to common stockholders of record on November 29, 2019.

During the three months ended September 30, 2019, the Company repurchased approximately 17 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $83.36, and approximately 0.5 million shares at an average price per share of $78.87 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 0.5 million shares were acquired at an average price per share of $79.03. During the nine months ended September 30, 2019, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $89.45, and approximately 2.0 million shares at an average price per share of $81.56 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 3.0 million shares were acquired at an average price per share of $84.22.

During the nine months ended September 30, 2019, the Company granted to certain employees approximately 2.6 million unvested RSUs. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 2.9 million as of September 30, 2019.

On August 1, 2019, the Company issued approximately $206 million aggregate principal amount of unsecured Senior Notes through private placement. The Company intends to use the proceeds from the notes to fund investments in its business, including facilities and technology, and for other general corporate purposes.

Reclassifications

During the fourth quarter of 2018, the Company’s Adjusted presentation for current and prior periods was revised to eliminate the netting of client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables with their related revenue. The revised presentation reflects the expense and related revenue gross. The Company revised its presentation for these expenses in order to align with the treatment under U.S. GAAP. There was no impact on Adjusted Operating Income, Net Income or Earnings Per Share. Further details of these reclassifications, as well as a revised Adjusted presentation for the quarterly and full year results for 2018, 2017 and 2016 are available on the For Investors section of Evercore’s website at www.evercore.com.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 23, 2019, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 8229498. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 8229498. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Hallie Elsner
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2018, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been, and will not be registered, under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues
Investment Banking:
Advisory Fees	$320,885	$305,949	$1,090,309	$1,047,259
Underwriting Fees	17,598	11,440	61,428	62,784
Commissions and Related Fees	46,820	45,337	137,417	139,447
Asset Management and Administration Fees	12,650	12,678	37,452	36,603
Other Revenue, Including Interest and Investments	9,911	10,058	35,886	20,826
Total Revenues	407,864	385,462	1,362,492	1,306,919
Interest Expense(1)	5,666	4,203	13,921	13,620
Net Revenues	402,198	381,259	1,348,571	1,293,299

Expenses
Employee Compensation and Benefits	241,702	225,452	803,657	766,537
Occupancy and Equipment Rental	16,946	15,367	51,225	43,249
Professional Fees	21,577	19,698	60,912	56,581
Travel and Related Expenses	17,589	16,880	54,650	50,858
Communications and Information Services	12,146	10,590	34,773	31,634
Depreciation and Amortization	8,419	6,815	23,123	20,209
Execution, Clearing and Custody Fees	3,265	3,068	9,483	7,818
Special Charges	1,029	1,967	3,087	3,864
Acquisition and Transition Costs	380	—	488	21
Other Operating Expenses	8,801	6,882	26,185	20,657
Total Expenses	331,854	306,719	1,067,583	1,001,428

Income Before Income from Equity Method Investments and Income Taxes	70,344	74,540	280,988	291,871
Income from Equity Method Investments	2,562	2,298	7,226	6,842
Income Before Income Taxes	72,906	76,838	288,214	298,713
Provision for Income Taxes	20,402	17,539	60,253	48,018
Net Income	52,504	59,299	227,961	250,695
Net Income Attributable to Noncontrolling Interest	9,226	9,838	35,709	36,760
Net Income Attributable to Evercore Inc.	$43,278	$49,461	$192,252	$213,935

Net Income Attributable to Evercore Inc. Common Shareholders	$43,278	$49,461	$192,252	$213,935

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,704	40,966	40,246	40,762
Diluted	42,789	45,858	43,437	45,542

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$1.09	$1.21	$4.78	$5.25
Diluted	$1.01	$1.08	$4.43	$4.70

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business segments and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and unvested Class A Evercore LP Units, as well as Acquisition Related Class E and J Evercore LP Units and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E and Class J Evercore LP Units issued in conjunction with the acquisition of ISI. The Adjusted results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of vested and unvested Class A and E Evercore LP Units and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017.
d. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017.

3.
Special Charges. Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the announced expansion of our headquarters in New York.

4.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.
Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

5.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Revenues - U.S. GAAP	$402,198	$381,259	$1,348,571	$1,293,299
Income from Equity Method Investments (1)	2,562	2,298	7,226	6,842
Interest Expense on Debt (2)	3,786	2,300	8,354	6,861
Net Revenues - Adjusted	$408,546	$385,857	$1,364,151	$1,307,002

Compensation Expense - U.S. GAAP	$241,702	$225,452	$803,657	$766,537
Amortization of LP Units and Certain Other Awards (3)	(4,551)	(3,764)	(12,346)	(11,470)
Compensation Expense - Adjusted	$237,151	$221,688	$791,311	$755,067

Operating Income - U.S. GAAP	$70,344	$74,540	$280,988	$291,871
Income from Equity Method Investments (1)	2,562	2,298	7,226	6,842
Pre-Tax Income - U.S. GAAP	72,906	76,838	288,214	298,713
Amortization of LP Units and Certain Other Awards (3)	4,551	3,764	12,346	11,470
Special Charges (4)	1,029	1,967	3,087	3,864
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	2,157	2,157	6,471	6,471
Acquisition and Transition Costs (5b)	380	—	488	21
Pre-Tax Income - Adjusted	81,023	84,726	310,606	320,539
Interest Expense on Debt (2)	3,786	2,300	8,354	6,861
Operating Income - Adjusted	$84,809	$87,026	$318,960	$327,400

Provision for Income Taxes - U.S. GAAP	$20,402	$17,539	$60,253	$48,018
Income Taxes (6)	(235)	2,989	4,555	8,450
Provision for Income Taxes - Adjusted	$20,167	$20,528	$64,808	$56,468

Net Income Attributable to Evercore Inc. - U.S. GAAP	$43,278	$49,461	$192,252	$213,935
Amortization of LP Units and Certain Other Awards (3)	4,551	3,764	12,346	11,470
Special Charges (4)	1,029	1,967	3,087	3,864
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (5a)	2,157	2,157	6,471	6,471
Acquisition and Transition Costs (5b)	380	—	488	21
Income Taxes (6)	235	(2,989)	(4,555)	(8,450)
Noncontrolling Interest (7)	8,843	8,408	33,080	32,438
Net Income Attributable to Evercore Inc. - Adjusted	$60,473	$62,768	$243,169	$259,749

Diluted Shares Outstanding - U.S. GAAP	42,789	45,858	43,437	45,542
LP Units (8)	5,310	5,017	5,237	5,124
Unvested Restricted Stock Units - Event Based (8)	12	12	12	12
Diluted Shares Outstanding - Adjusted	48,111	50,887	48,686	50,678

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.01	$1.08	$4.43	$4.70
Diluted Earnings Per Share - Adjusted	$1.26	$1.23	$4.99	$5.13

Compensation Ratio - U.S. GAAP	60.1%	59.1%	59.6%	59.3%
Compensation Ratio - Adjusted	58.0%	57.5%	58.0%	57.8%

Operating Margin - U.S. GAAP	17.5%	19.6%	20.8%	22.6%
Operating Margin - Adjusted	20.8%	22.6%	23.4%	25.0%

Effective Tax Rate - U.S. GAAP	28.0%	22.8%	20.9%	16.1%
Effective Tax Rate - Adjusted	24.9%	24.2%	20.9%	17.6%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	September 30, 2019	September 30, 2018
Net Revenues - U.S. GAAP	$2,119,977	$1,833,330
Income from Equity Method Investments (1)	9,678	10,173
Interest Expense on Debt (2)	10,694	9,327
Adjustment to Tax Receivable Agreement Liability (6)	—	(77,535)
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (9)	—	(7,808)
Foreign Exchange Losses from G5 Transaction (10)	—	16,266
Net Revenues - Adjusted	$2,140,349	$1,783,753

Compensation Expense - U.S. GAAP	$1,234,293	$1,039,863
Amortization of LP Units and Certain Other Awards (3)	(16,117)	(17,934)
Compensation Expense - Adjusted	$1,218,176	$1,021,929

Compensation Ratio - U.S. GAAP (a)	58.2%	56.7%
Compensation Ratio - Adjusted (a)	56.9%	57.3%

	Investment Banking
	Twelve Months Ended
	September 30, 2019	September 30, 2018
Net Revenues - U.S. GAAP	$2,064,900	$1,771,499
Income from Equity Method Investments (1)	977	685
Interest Expense on Debt (2)	10,694	9,327
Adjustment to Tax Receivable Agreement Liability (6)	—	(77,535)
Foreign Exchange Losses from G5 Transaction (10)	—	16,266
Net Revenues - Adjusted	$2,076,571	$1,720,242

Compensation Expense - U.S. GAAP	$1,201,095	$1,009,413
Amortization of LP Units and Certain Other Awards (3)	(16,117)	(17,934)
Compensation Expense - Adjusted	$1,184,978	$991,479

Compensation Ratio - U.S. GAAP (a)	58.2%	57.0%
Compensation Ratio - Adjusted (a)	57.1%	57.6%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$320,885	$282	(1)	$321,167	$1,090,309	$756	(1)	$1,091,065
Underwriting Fees	17,598	—		17,598	61,428	—		61,428
Commissions and Related Fees	46,820	—		46,820	137,417	—		137,417
Other Revenue, net	2,709	3,786	(2)	6,495	16,432	8,354	(2)	24,786
Net Revenues	388,012	4,068		392,080	1,305,586	9,110		1,314,696

Expenses:
Employee Compensation and Benefits	233,078	(4,551)	(3)	228,527	778,078	(12,346)	(3)	765,732
Non-compensation Costs	85,507	(2,337)	(5)	83,170	249,904	(6,651)	(5)	243,253
Special Charges	1,029	(1,029)	(4)	—	3,087	(3,087)	(4)	—
Total Expenses	319,614	(7,917)		311,697	1,031,069	(22,084)		1,008,985

Operating Income (a)	$68,398	$11,985		$80,383	$274,517	$31,194		$305,711

Compensation Ratio (b)	60.1%			58.3%	59.6%			58.2%
Operating Margin (b)	17.6%			20.5%	21.0%			23.3%

	Investment Management Segment
	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,650	$2,280	(1)	$14,930	$37,452	$6,470	(1)	$43,922
Other Revenue, net	1,536	—		1,536	5,533	—		5,533
Net Revenues	14,186	2,280		16,466	42,985	6,470		49,455

Expenses:
Employee Compensation and Benefits	8,624	—		8,624	25,579	—		25,579
Non-compensation Costs	3,616	(200)	(5)	3,416	10,935	(308)	(5)	10,627
Total Expenses	12,240	(200)		12,040	36,514	(308)		36,206

Operating Income (a)	$1,946	$2,480		$4,426	$6,471	$6,778		$13,249

Compensation Ratio (b)	60.8%			52.4%	59.5%			51.7%
Operating Margin (b)	13.7%			26.9%	15.1%			26.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$305,949	$—		$305,949	$1,047,259	$297	(1)	$1,047,556
Underwriting Fees	11,440	—		11,440	62,784	—		62,784
Commissions and Related Fees	45,337	—		45,337	139,447	—		139,447
Other Revenue, net	4,108	2,300	(2)	6,408	3,219	6,861	(2)	10,080
Net Revenues	366,834	2,300		369,134	1,252,709	7,158		1,259,867

Expenses:
Employee Compensation and Benefits	217,471	(3,764)	(3)	213,707	743,152	(11,470)	(3)	731,682
Non-compensation Costs	76,259	(2,157)	(5)	74,102	221,418	(6,471)	(5)	214,947
Special Charges	1,967	(1,967)	(4)	—	3,864	(3,864)	(4)	—
Total Expenses	295,697	(7,888)		287,809	968,434	(21,805)		946,629

Operating Income (a)	$71,137	$10,188		$81,325	$284,275	$28,963		$313,238

Compensation Ratio (b)	59.3%			57.9%	59.3%			58.1%
Operating Margin (b)	19.4%			22.0%	22.7%			24.9%

	Investment Management Segment
	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,678	$2,298	(1)	$14,976	$36,603	$6,545	(1)	$43,148
Other Revenue, net	1,747	—		1,747	3,987	—		3,987
Net Revenues	14,425	2,298		16,723	40,590	6,545		47,135

Expenses:
Employee Compensation and Benefits	7,981	—		7,981	23,385	—		23,385
Non-compensation Costs	3,041	—		3,041	9,609	(21)	(5)	9,588
Total Expenses	11,022	—		11,022	32,994	(21)		32,973

Operating Income (a)	$3,403	$2,298		$5,701	$7,596	$6,566		$14,162

Compensation Ratio (b)	55.3%			47.7%	57.6%			49.6%
Operating Margin (b)	23.6%			34.1%	18.7%			30.0%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$320,885	$305,949	$1,090,309	$1,047,259
Underwriting Fees	17,598	11,440	61,428	62,784
Commissions and Related Fees	46,820	45,337	137,417	139,447
Other Revenue, net	2,709	4,108	16,432	3,219
Net Revenues	388,012	366,834	1,305,586	1,252,709

Expenses:
Employee Compensation and Benefits	233,078	217,471	778,078	743,152
Non-compensation Costs	85,507	76,259	249,904	221,418
Special Charges	1,029	1,967	3,087	3,864
Total Expenses	319,614	295,697	1,031,069	968,434

Operating Income (a)	$68,398	$71,137	$274,517	$284,275

Investment Management
Net Revenues:
Asset Management and Administration Fees	$12,650	$12,678	$37,452	$36,603
Other Revenue, net	1,536	1,747	5,533	3,987
Net Revenues	14,186	14,425	42,985	40,590

Expenses:
Employee Compensation and Benefits	8,624	7,981	25,579	23,385
Non-compensation Costs	3,616	3,041	10,935	9,609
Total Expenses	12,240	11,022	36,514	32,994

Operating Income (a)	$1,946	$3,403	$6,471	$7,596

Total
Net Revenues:
Investment Banking:
Advisory Fees	$320,885	$305,949	$1,090,309	$1,047,259
Underwriting Fees	17,598	11,440	61,428	62,784
Commissions and Related Fees	46,820	45,337	137,417	139,447
Asset Management and Administration Fees	12,650	12,678	37,452	36,603
Other Revenue, net	4,245	5,855	21,965	7,206
Net Revenues	402,198	381,259	1,348,571	1,293,299

Expenses:
Employee Compensation and Benefits	241,702	225,452	803,657	766,537
Non-compensation Costs	89,123	79,300	260,839	231,027
Special Charges	1,029	1,967	3,087	3,864
Total Expenses	331,854	306,719	1,067,583	1,001,428

Operating Income (a)	$70,344	$74,540	$280,988	$291,871

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(2)	Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.

(3)	Expenses incurred from the assumed vesting of Class E and Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(4)
Expenses during 2019 that are excluded from the Adjusted presentation relate to the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2018 that are excluded from the Adjusted presentation relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

(5)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended September 30, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$16,946	$—		$16,946
Professional Fees	21,577	—		21,577
Travel and Related Expenses	17,589	—		17,589
Communications and Information Services	12,146	—		12,146
Depreciation and Amortization	8,419	(2,157)	(5a)	6,262
Execution, Clearing and Custody Fees	3,265	—		3,265
Acquisition and Transition Costs	380	(380)	(5b)	—
Other Operating Expenses	8,801	—		8,801
Total Non-compensation Costs	$89,123	$(2,537)		$86,586

	Three Months Ended September 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$15,367	$—		$15,367
Professional Fees	19,698	—		19,698
Travel and Related Expenses	16,880	—		16,880
Communications and Information Services	10,590	—		10,590
Depreciation and Amortization	6,815	(2,157)	(5a)	4,658
Execution, Clearing and Custody Fees	3,068	—		3,068
Other Operating Expenses	6,882	—		6,882
Total Non-compensation Costs	$79,300	$(2,157)		$77,143

	Nine Months Ended September 30, 2019
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$51,225	$—		$51,225
Professional Fees	60,912	—		60,912
Travel and Related Expenses	54,650	—		54,650
Communications and Information Services	34,773	—		34,773
Depreciation and Amortization	23,123	(6,471)	(5a)	16,652
Execution, Clearing and Custody Fees	9,483	—		9,483
Acquisition and Transition Costs	488	(488)	(5b)	—
Other Operating Expenses	26,185	—		26,185
Total Non-compensation Costs	$260,839	$(6,959)		$253,880

	Nine Months Ended September 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$43,249	$—		$43,249
Professional Fees	56,581	—		56,581
Travel and Related Expenses	50,858	—		50,858
Communications and Information Services	31,634	—		31,634
Depreciation and Amortization	20,209	(6,471)	(5a)	13,738
Execution, Clearing and Custody Fees	7,818	—		7,818
Acquisition and Transition Costs	21	(21)	(5b)	—
Other Operating Expenses	20,657	—		20,657
Total Non-compensation Costs	$231,027	$(6,492)		$224,535

(5a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

(5b)	Primarily the exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.

(6)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

(7)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(8)
Assumes the vesting, and exchange into Class A shares, of Class A and E Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.

(9)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(10)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.